Exhibit 2.1

THE SECURITIES TO WHICH THIS SHARE EXCHANGE AGREEMENT RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective as of December 23, 2010

AMONG:

          NETFONE INC., a publicly held Nevada corporation

          ("NETFONE")

AND:

          ORANGE CAPITAL CORP., a British Columbia Company

          ("ORANGE")

AND:

          ITP OIL & GAS INTERNATIONAL S.A., a privately held corporation existing under the laws of Luxembourg

          ("ITP-LUX" or "SELLING SHAREHOLDER")

WHEREAS, the parties hereto wish to enter this Share Exchange Agreement whereby Netfone will issue to ITP-Lux 34,000,000 shares of common stock in the capital of Netfone representing 94% of Netfone's common stock, in exchange for all of the issued and outstanding shares of ITP IMPIANTI E TECNOLOGIE DI PROCESSO S.p.A., a corporation existing under the laws of Italy ("ITP").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1 DEFINITIONS. The following terms have the following meanings, unless the context indicates otherwise:

     (a) "AGREEMENT" means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

     (b) "APPLICABLE SECURITIES LEGISLATION" means all applicable securities legislation in all jurisdictions relevant to the issuance of the Netfone Shares to ITP-Lux;

     (c)  "CLOSING" means the completion of the Transaction,  in accordance with
          Section 0 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

     (d) "CLOSING DATE" means March 31, 2011, or such a earlier or later date mutually agreed upon by the parties hereto, but which shall be no later than March 31, 2011;

     (e) "CLOSING DOCUMENTS" means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

     (f) "CLOSING SHARE CAPITAL" means 36,107,500 shares of common stock and no shares of preferred stock, issued and outstanding in Netfone after and upon consummation of the Closing, as set out on Schedule 11 attached hereto;

     (g) "GAAP" means generally accepted accounting principles of the United States.

     (h) "GOVERNMENTAL BODY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing;
          (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

     (i) "ITP" has the meaning ascribed to it in the recitals to this Agreement;

     (j)  "ITP COMMON STOCK" has the meaning ascribed to it in Section 0 herein;

     (k) "ITP FINANCIAL STATEMENTS" means the audited financial statements of ITP prepared in accordance with GAAP and audited by Deloitte for two years to December 31, 2009 and a draft of the unaudited financial statements of ITP prepared in accordance with GAAP for the nine month period ended September 30, 2010;

     (l) "ITP SHARES" means the 50,000 shares of ITP Common Stock held by ITP-Lux, being all of the issued and outstanding common shares of ITP beneficially held, either directly or indirectly, by ITP-Lux;

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
     (m) "KNOWLEDGE" with respect to ITP-Lux means the actual knowledge of Mr. Manfredi Mazziotti di Celso without inquiry and with respect to Netfone means the actual knowledge of Orange without inquiry and with respect to Orange means the actual knowledge of Orange without inquiry;

     (n) "LIENS" means any lien, security interests, pledge, options, rights of first refusal, claims, charges, security arrangements, right of interest of a third party, or any other similar encumbrances and other restrictions or limitations on use of personal property or irregularities in title thereto, or any other right or interest of a third party;

     (o) "LOSS" means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Orange or ITP-Lux including damages for lost profits or lost business opportunities;

     (p) "NETFONE" has the meaning ascribed to it in the preamble to this Agreement;

     (q) "NETFONE SHARES" means those 34,000,000 fully paid and non-assessable common shares of Netfone representing 94% of Netfone's common stock, to be issued in exchange for the ITP Shares to ITP-Lux on the Closing Date;

     (r) "PERSON" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

     (s)  "SEC" means the United States Securities and Exchange Commission;

     (t) "SELLING SHAREHOLDER" has the meaning ascribed to it in the preamble to this Agreement;

     (u) "TRANSACTION" means the exchange of the ITP Shares and the Netfone Shares as described in Section 2 of this Agreement;

     (v)  "1933 ACT" means the United States Securities Act of 1933, as amended;

     (w) "1934 ACT" means the United States Securities Exchange Act of 1934, as amended; and,

     (x) "SEC REPORTS" means the periodic and current reports filed by Netfone with the SEC pursuant to the 1934 Act.

     (y) SCHEDULES. The following schedules are attached to and form part of this Agreement:

                Schedule 2    -  Directors and Officers of ITP
                Schedule 3    -  Directors and Officers of Netfone
                Schedule 4.4  -  Netfone Shareholders' Ledger
                Schedule 10   -  Financial Statements
                Schedule 11   -  Anticipated Share Capital Post Closing

1.2 CURRENCY. All dollar amounts referred to in this Agreement are in United States currency, unless expressly stated otherwise.

2. AGREEMENT OF EXCHANGE OF SHARES

2.1 AGREEMENT OF EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, ITP-Lux hereby covenants and agrees to sell, assign and transfer to Netfone, and Netfone hereby covenants and agrees to purchase from ITP-Lux all of the ITP Shares held by ITP-Lux free and clear of any Liens, except for rights and obligations arising under this Agreement.

2.2 CONSIDERATION. As consideration for the sale of the ITP Shares by ITP-Lux and the other obligations of Netfone and of Orange hereunder, on the Closing Date Netfone will allot and issue to ITP-Lux the Netfone Shares, free and clear of any Liens, except for rights and obligations arising under this Agreement. ITP-Lux acknowledges and agrees that the Netfone Shares are being issued pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. ITP-Lux agrees to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Netfone Shares issued on Closing will be endorsed with restrictive legends substantially in the same form as the following legend pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to ITP-Lux pursuant to a safe harbor from the registration requirements of the 1933 Act:

        "NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE ACT."

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
2.3 SHARE EXCHANGE PROCEDURE. On Closing, ITP-Lux will exchange its certificate representing the ITP Shares by delivering such certificate to Netfone duly executed and endorsed in the name of Netfone (or accompanied by duly executed stock powers duly endorsed in the name of Netfone), in each case in proper form for transfer and, if applicable, with all stock transfer and any other required documentary stamps. On Closing, Netfone shall execute and deliver to ITP-Lux one or more certificates representing the Netfone Shares and shall issue instructions to Netfone's stock transfer agent for the purpose of duly recording the issuance of the Netfone Shares to ITP-Lux on the Netfone stock ledger.

2.4 RESTRICTED SHARES AND RULE 144 TRANSACTIONS. ITP-Lux acknowledges that the Netfone Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation. ITP-Lux agrees that it has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Netfone has not undertaken, and will have no obligation, to register the Netfone Shares under the 1933 Act.

2.5 EXEMPTIONS. ITP-Lux acknowledges that Netfone has advised such Selling Shareholder that Netfone is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation.

3. REPRESENTATIONS WARRANTIES AND COVENANTS OF ITP-LUX

Except as disclosed in the ITP Financial Statements, ITP-Lux represents, warrants and covenants to Orange, and acknowledges that Orange is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Orange, as follows:

3.1 ORGANIZATION AND GOOD STANDING. ITP is a corporation duly organized, validly existing and in good standing under the laws of Italy and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2 AUTHORITY. ITP-Lux has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "ITP DOCUMENTS") to which ITP-Lux is a party, and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the ITP Documents by ITP-Lux to which it is a party, and the consummation by ITP-Lux of the transactions contemplated hereby and thereby have been duly authorized by ITP-Lux's board of directors. No other corporate or shareholder proceedings on the part of ITP-Lux is necessary to authorize such documents or to consummate the transactions contemplated hereby and by the ITP Documents. This Agreement has been, and the other ITP Documents when executed and delivered by ITP-Lux, as the case may be, will be, duly executed and delivered by ITP-Lux, as applicable, and this Agreement is, and the other ITP Documents when executed and delivered by ITP-Lux as contemplated hereby will be, valid and binding obligations of ITP-Lux enforceable in accordance with their respective terms except:

     (a)  as  limited  by  applicable  bankruptcy,  insolvency,  reorganization,
          moratorium,   and  other   laws  of  general   application   affecting
          enforcement of creditors' rights generally;

     (b)  as  limited  by  laws  relating  to  the   availability   of  specific
          performance, injunctive relief, or other equitable remedies; and,

     (c)  as limited by public policy.

3.3 CAPITALIZATION OF ITP. The entire authorized capital stock and other equity securities of ITP consists of 50,000 shares of common stock with a par value of 100 Euros each (the "ITP COMMON STOCK"). There are 50,000 shares of ITP Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of ITP Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the general corporate laws of Italy and its articles and bylaws, and free of restrictions on transfer and any Lien other than restrictions on transfer under the Transaction Documents or any applicable state and federal securities laws. There are no agreements to which ITP or ITP-Lux is a party purporting to restrict the transfer of the ITP Common Stock, no voting agreements, shareholder agreements, voting trusts, or other arrangements restricting or affecting the voting of the ITP Common Stock.

3.4 SHAREHOLDER OF ITP COMMON STOCK. ITP-Lux is the sole registered holder and beneficial owner of the ITP Shares. ITP-Lux has no interest, legal or beneficial, direct or indirect, in any other shares of, assets or business, of ITP and the ITP Shares represent all of the issued and outstanding ITP Common Stock.

3.5 DIRECTORS AND OFFICERS OF ITP. The duly elected or appointed directors and officers of ITP are as set out in Schedule 2 to this Agreement.

3.6 SUBSIDIARIES. Except as set out in the ITP Financial Statements, ITP has no subsidiaries.

3.7 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

     (a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of ITP under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITP, or any of its material property or assets, which would cause a ITP Material Adverse Effect (as defined below);

     (b)  violate any provision of the articles or bylaws of ITP; or

     (c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to ITP or any of its material property or assets.

3.8 ACTIONS AND PROCEEDINGS. To the knowledge of ITP-Lux, there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against ITP or its subsidiaries that, in ITP-Lux's judgement acting reasonably, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, or properties, of ITP taken as a whole (a "ITP MATERIAL ADVERSE EFFECT").

3.9 FILINGS, CONSENTS AND APPROVALS. To the knowledge of ITP-Lux, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by ITP-Lux of the Transaction contemplated by this Agreement or to enable ITP to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.10 FINANCIAL STATEMENTS. ITP-Lux has delivered to Netfone and Orange the ITP Financial Statements as attached in Schedule 10 hereto, and at Closing will deliver audited financial statements by Deloitte of ITP prepared in accordance with GAAP for the year ending December 31, 2009. The ITP Financial Statements have been prepared in accordance with GAAP, except that the draft of the unaudited Financial Statements covering the period from January 1, 2010 to September 30, 2010 may not contain all footnotes required by GAAP. The ITP Financial Statements fairly present in all material respects the financial condition and operating results of ITP as of the dates, and for the periods, indicated therein, subject in the case of the unaudited ITP Financial Statements to normal year-end audit adjustments. Except as set forth in the ITP Financial Statements, ITP has no material liabilities, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2010, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities of a type or nature not required under GAAP to be reflected in the ITP Financial Statements which in all cases, in the aggregate, would not have an ITP Material Adverse Effect.

For purposes of this Agreement, the term "LIABILITIES" includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.11 NO BROKERS. Neither ITP nor ITP-Lux has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction, other than as set out in this Agreement.

3.12 COMPLETENESS OF DISCLOSURE. No representation or warranty by ITP-Lux in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Netfone pursuant hereto contains or will contain any untrue statement of a material fact or to, ITP's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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
3.13 SECURITIES LAWS. ITP-Lux:

     (i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which ITP-Lux is resident (the "INTERNATIONAL JURISDICTION") which would apply to the acquisition of the Netfone Shares and the disposition of the ITP Shares,

     (ii) ITP-Lux is  purchasing  the Netfone  Shares and  disposing  of the ITP
          Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, ITP-Lux is permitted to purchase the Netfone Shares and dispose of the ITP Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

     (iii)the applicable securities laws of the authorities in the International Jurisdiction do not require Netfone to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Netfone Shares or the disposition of the ITP Shares, and

     (iv) the purchase of the Netfone Shares and the disposition of the ITP Shares by ITP-Lux does not trigger:

          A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

          B. any continuous disclosure reporting obligation of Netfone in the International Jurisdiction.

3.12 ITP-Lux acknowledges that the Netfone Shares to be issued in accordance with this Agreement will be "restricted securities" within the meaning of the 1933 Act and will be issued in accordance with Regulation S of the 1933 Act.

3.13 ITP-Lux agrees not to engage in hedging transactions with regard to the Netfone Shares to be issued to ITP-Lux unless in compliance with or permitted by the 1933 Act.

3.14 ITP-Lux agrees that Netfone will refuse to register any transfer of the Netfone Shares to be issued to ITP-Lux not made in accordance with the provisions of Regulation S of the 1933 Act, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration or in a transaction otherwise not covered by the 1933 Act.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF NETFONE

Netfone represents, warrants and covenants to ITP-Lux and acknowledges that ITP-Lux is relying upon such representations and warranties in connection with

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
the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of ITP-Lux, as follows:

4.1 ORGANIZATION AND GOOD STANDING. Netfone is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2 AUTHORITY. Netfone does not require approval from its respective shareholders to execute and deliver the Transaction Documents to which Netfone is a party, and to perform its respective obligations under any of the Transaction Documents to which it is a party to. Netfone has all requisite corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to perform its respective obligations hereunder and thereunder and to consummate the Transaction contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by Netfone to which it is a party, and the consummation by Netfone of the Transaction contemplated hereby and thereby have been duly authorized by Netfone's board of directors and no other corporate or shareholder proceedings on the part of Netfone is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Transaction Documents to which Netfone is a party, when executed and delivered by Netfone will be, duly executed and delivered by Netfone, as applicable, and this Agreement is, and the other Transaction Documents to which Netfone is a party, when executed and delivered by Netfone, as contemplated hereby will be, valid and binding obligations of Netfone enforceable in accordance with their respective terms, except:

     (a)  as  limited  by  applicable  bankruptcy,  insolvency,  reorganization,
          moratorium,   and  other   laws  of  general   application   affecting
          enforcement of creditors' rights generally;

     (b)  as  limited  by  laws  relating  to  the   availability   of  specific
          performance, injunctive relief, or other equitable remedies; and,

     (c)  as limited by public policy.

4.3 REORGANIZATION. Prior to or concurrent with the closing of this Agreement, Netfone will conduct a reorganization of its share capital whereby it will carry out a reverse stock split on approximately a 1 for 2.4 basis, will increase its authorized capital to 1,000,000,000 common shares, will reduce its restricted shares to 3,266,670 and then cancel approximately 3,166,670 restricted common shares in the capital of Netfone and perform such other actions and do such other things as necessary to carry out the transactions contemplated under this Agreement and will concurrently carry out a name change from "Netfone Inc." to such name as ITP may agree and if required by ITP will change its corporate domicile into, and continue its corporate existence pursuant to, the laws of the State of Delaware.

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
4.4 CAPITALIZATION OF NETFONE. The entire authorized capital stock and other equity securities of Netfone currently consist of 100,000,000 shares of common stock with a par value of $0.001 (the "NETFONE COMMON STOCK") and 20,000,000 shares of preferred stock with a par value of $0.001. As of the date of this Agreement, there are 12,658,000 shares of Netfone Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. Neither Netfone nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that Netfone common stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board. Attached hereto as Schedule 4.4 is a true copy of the official shareholder ledger maintained by Netfone's transfer agent as of the date hereof. The capitalization of Netfone as of the Closing Date shall be as set forth on Schedule 11 hereto.

4.5 All of the issued and outstanding shares of Netfone Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the share and warrant issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Netfone to issue any additional shares of Netfone Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Netfone any shares of Netfone Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Netfone Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Netfone Common Stock.

4.6 DIRECTORS AND OFFICERS OF NETFONE. The duly elected or appointed directors and the duly appointed officers of Netfone are as listed on Schedule 3 to this Agreement.

4.7 CORPORATE RECORDS OF NETFONE. The corporate records of Netfone, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Netfone is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholder and the board of directors of Netfone.

4.8 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

     (a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) any instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Netfone;

     (b) violate any provision of the applicable incorporation or charter documents of Netfone; or

     (c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Netfone or any of its material property or assets.

4.9 VALIDITY OF NETFONE SHARES. The Netfone Shares to be issued to ITP-Lux upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued and delivered in accordance with the terms and consideration set forth in this Agreement, will have been duly and validly issued and delivered, fully paid and non-assessable and free of restrictions on transfer and any Lien other than restrictions on transfer under the Transaction Documents or any applicable state and federal securities laws.

4.10 ACTIONS AND PROCEEDINGS. To the knowledge of Netfone, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, threatened against Netfone.

4.11 FILINGS, CONSENTS AND APPROVALS. Netfone will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other Person that is necessary for the consummation by Netfone of the Transaction contemplated by this Agreement.

4.12 SEC FILINGS. Netfone has furnished or made available to ITP and ITP-Lux a true and complete copy of each report, schedule, registration statement and proxy statement filed by Netfone with the SEC (collectively, and as such documents have since the time of their filing been amended, the "NETFONE SEC DOCUMENTS"). Netfone has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 36-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules. As of their respective dates, the Netfone SEC Documents complied in all material respects as to form and with the applicable requirements and regulations of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Netfone SEC Documents. All filings by Netfone with the SEC have contained information which is true, complete and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein complete or not misleading. Netfone is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

4.13 ABSENCE OF UNDISCLOSED LIABILITIES. Netfone does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $25,000, which have not heretofore been paid or discharged.

4.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Netfone SEC Documents, there has not been any material change by Netfone in its accounting methods, principles or practices.

4.15 NO SUBSIDIARIES. Netfone does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.16 NO BROKERS. Neither Netfone nor Orange have incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

4.17 CERTAIN TRANSACTIONS. Netfone is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.18 COMPLETENESS OF DISCLOSURE. No representation or warranty by Netfone in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to ITP-Lux pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading in light of the circumstances under which they were made.

4.19 SEC COMMENTS. Except as provided to ITP-Lux, Netfone has received no material comments from SEC with respect to its SEC Reports filed with the SEC. The comments received from the SEC, if any, have been disclosed to ITP-Lux.

4.20 SHELL COMPANY. Netfone is a "shell company" as defined by Rule 12d-2 of the 1934 Act.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ORANGE

Orange represents, warrants and covenants to ITP-Lux and acknowledges that ITP-Lux is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of ITP-Lux, as follows:

5.1 AUTHORITY. Orange does not require approval from its respective shareholders to execute and deliver the Transaction Documents to which Orange is a party, and to perform its respective obligations under any of the Transaction Documents to which it is a party to. Orange has all requisite corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to perform its respective obligations hereunder and thereunder and to consummate the Transaction contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by Orange to which it is a party, and the consummation by Orange of the Transaction contemplated hereby and thereby have been duly authorized by Orange's board of directors and no other corporate or shareholder proceedings on the part of Orange is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Transaction Documents to which Orange is a party, when executed and delivered by Orange, as the case may be, will be, duly executed and delivered by Orange, as applicable, and this Agreement is, and the other Transaction Documents to which Orange is a party, when executed and delivered by Orange, as contemplated hereby will be, valid and binding obligations of Orange enforceable in accordance with their respective terms, except:

     (a)  as  limited  by  applicable  bankruptcy,  insolvency,  reorganization,
          moratorium,   and  other   laws  of  general   application   affecting
          enforcement of creditors' rights generally;

     (b)  as  limited  by  laws  relating  to  the   availability   of  specific
          performance, injunctive relief, or other equitable remedies; and,

     (c)  as limited by public policy.

5.2 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

     (a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) any instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Orange;

     (b) violate any provision of the applicable incorporation or charter documents of Orange; or

     (c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Orange or any of its material property or assets.

5.3 FILINGS. To Orange's knowledge the representations and warranties of Netfone are true, correct and complete.

6. CLOSING CONDITIONS

6.1 CONDITIONS PRECEDENT TO CLOSING BY NETFONE. The obligation of Netfone to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. Unless otherwise agreed to in writing, the Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of Netfone and may be waived by Netfone in its sole discretion.

     (a) Representations and Warranties. The representations and warranties of ITP-Lux set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date (or if made as of a specific date, will be true, correct and complete in all respects as of such specific date) and ITP-Lux will have delivered to Netfone a certificate dated as of the Closing Date, to the effect that the representations and warranties made by ITP-Lux in this Agreement are true and correct.

     (b) Performance. All of the covenants and obligations that ITP-Lux is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

     (c) Transaction Documents. This Agreement, the ITP Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Netfone, will have been executed and delivered to Netfone by ITP-Lux, as applicable.

     (d) Officer's Certificate - ITP-Lux. ITP-Lux will have delivered to Netfone a certificate from an officer of ITP-Lux attaching:

          (i) a copy of ITP-Lux's articles, bylaws and all other incorporation documents, as amended through the Closing Date, and,

          (ii) copies of resolutions duly adopted by the board of directors of ITP-Lux approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (e) Third Party Consents. ITP-Lux will have delivered to Netfone duly executed copies of all third party consents and approvals to be provided by ITP-Lux contemplated by this Agreement, if any, in form and substance reasonably satisfactory to Orange.

     (f) Regulatory Approvals and Consents. ITP-Lux will have obtained all necessary approvals and consents applicable to ITP-Lux to carry out the Transaction, if any, in form and substance reasonably satisfactory to Netfone.

     (g) No Material Adverse Change. No ITP Material Adverse Effect will have occurred since the date of this Agreement.

     (h) No Action. No suit, action, or proceeding will be pending or threatened which would:

          (i) prevent the consummation of any of the transactions contemplated by this Agreement, or

          (ii) cause the Transaction to be rescinded following consummation.

6.2 CONDITIONS PRECEDENT TO CLOSING BY ITP-LUX. The obligation of ITP-Lux to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. Unless otherwise agreed to in writing, the Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of ITP-Lux and may be waived by ITP-Lux in its discretion.

     (a) Representations and Warranties. The representations and warranties of Netfone and Orange set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date (or if made as of a specific date, will be true, correct and complete in all respects as of such specific date) and Netfone and Orange will have delivered to ITP-Lux a certificate dated the Closing Date, each with respect to itself only, to the effect that the representations and warranties made by Netfone and Orange in this Agreement are true and correct.

     (b) Performance. All of the covenants and obligations that Netfone is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

     (c) Compliance. Upon the closing of this Agreement, Netfone will be in compliance with its reporting requirements under the 1934 Act.

     (d) Transaction Documents. This Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to ITP-Lux, will have been executed and delivered to ITP-Lux by Netfone and Orange, as applicable.

     (e) Secretary's Certificate - Netfone and Orange. Netfone and Orange, each with respect to itself only, will have delivered to ITP-Lux a certificate from their respective Secretary attaching:

          (i) a copy of Netfone's and Orange's, as applicable, articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

          (ii) copies of resolutions duly adopted by the board of directors of Netfone and Orange, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (f) No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

          (i) prevent the consummation of any of the transactions contemplated by this Agreement, or

          (ii) cause the Transaction to be rescinded following consummation.

     (g) Regulatory Approvals and Consents. Netfone will have obtained all necessary approvals and consents applicable to such party to carry out the Transaction, in form and substance reasonably satisfactory to ITP-Lux.

     (h) Public Market. On the Closing Date, the shares of Netfone Common Stock will continue to be quoted on the OTC Bulletin Board.

     (i) Amendment to Certificate of Incorporation. Immediately prior to the Closing of the Transaction, Netfone shall have filed an amendment to its certificate of incorporation whereby it will carry out a reverse stock split on an approximately 1 for 2.4 basis, will increase its authorized capital to 1,000,000,000 common shares, will cancel all but 100,000 post reverse stock split restricted common shares in the capital of Netfone and perform such other actions and do such other things as set forth on Schedule 11 hereto, will concurrently carry out a name change from "Netfone Inc." to such name as ITP may agree and if required by ITP will change its corporate domicile into, and continue its corporate existence pursuant to, the laws of the State of Delaware.

     (j) Notification of Financial Liabilities. ITP shall not have received any advice or notification from its independent certified public accounts that ITP has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of ITP, any properties, assets, liabilities, revenues, or expenses.

     (k) As of the Closing, the authorized size of the Board of Directors shall consist of five members, who shall be appointed by ITP-Lux. ITP-Lux shall have received a copy of duly executed letters of resignations, providing for standard releases for the benefit of Netfone, from each individual resigning from the Board of Directors.

7. CERTAIN COVENANTS

7.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, ITP-Lux shall have caused ITP, on the one hand, and Netfone on the other hand, will, and will cause each of their respective representatives to:

     (a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

     (b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

     (c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.2 CONFIDENTIALITY.

     (a) All information regarding the business of ITP including, without limitation, financial information that ITP provided to Netfone and Orange will be kept in strict confidence by Netfone and Orange and will not be given to any other Person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the Transaction to the public after the Closing), dealt with, exploited or commercialized by Netfone or Orange or disclosed to any third party (other than Netfone's or Orange's professional accounting and legal advisors) without the prior written consent of ITP-Lux. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from ITP-Lux, each of Netfone and Orange will immediately  return  to  ITP-Lux  (or  as  directed  by  ITP-Lux)  any information received regarding ITP's business, including copies thereof. Likewise, all information regarding the business of Netfone including, without limitation, financial information that Netfone provides to ITP-Lux during its due diligence investigation of Netfone will be kept in strict confidence by ITP-Lux and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by ITP-Lux or disclosed to any third party (other than ITP-Lux's professional accounting and legal advisors) without Netfone's prior written consent; provided that ITP-Lux shall have the right to disclose to third parties (on ITP's website or otherwise) the terms of the transactions contemplated herein (including the identity of the parties herein). If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Netfone, ITP-Lux will immediately return to Netfone (or as directed by Netfone) any information received regarding Netfone's business. Each party will provide an affidavit to the other that all documents were returned.

     (b) Each of Netfone, Orange and ITP-Lux (and ITP-Lux shall cause ITP to) acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent will not be unreasonably withheld.

     (c) ITP-Lux acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of Netfone while in possession of material information about Netfone that has not been publicly disclosed.

     (d) Netfone acknowledges and agrees that it has previously executed a non-disclosure agreement with ITP and that it will continue to be obligated by the terms of that non-disclosure agreement.

7.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.4 EXCLUSIVITY. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than March 31, 2011, ITP-Lux (and ITP-Lux will cause ITP not to), Orange and Netfone will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of ITP or Netfone, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.5 CONDUCT OF ITP AND NETFONE BUSINESS PRIOR TO CLOSING. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Netfone otherwise consents in writing, ITP will cause ITP-Lux to operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that ITP-Lux otherwise consents in writing, Netfone will continue to be operated as a "shell company" substantially as presently operated and in compliance with all applicable laws.

7.6 FULL DISCLOSURE REQUIREMENT. ITP-Lux acknowledges that Netfone is required to file with the SEC upon Closing a prospectus level disclosure document which includes discussion of all aspects of its business, financial affairs, risks and its management. ITP-Lux will, and ITP-Lux will cause ITP to, cooperate fully in providing Netfone with all information and documentation reasonably requested.

7.7 POST CLOSING - NETFONE. Netfone acknowledges that ITP-Lux may require legal opinions on the removal of the restrictive legends on the share certificates pursuant to Rule 144 of the 1933 Act in order to sell its Netfone Shares in the future. When ITP-Lux reasonably requests it of Netfone, Netfone will pay for an attorney of Netfone's choice to supply the legal opinion to ITP-Lux and will cooperate fully in providing ITP-Lux with all information and documentation reasonably requested.

7.8 CERTAIN ACTS PROHIBITED - ITP. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, ITP-Lux will not permit ITP to, without the prior written consent of Netfone:

     (a)  amend its articles, bylaws or other incorporation documents;

     (b) incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of ITP except in the ordinary course of business;

     (c) dispose of or contract to dispose of any ITP property or assets, except in the ordinary course of business consistent with past practice;

     (d) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of the ITP Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

     (e) declare, set aside or pay any dividends on, or make any other distributions in respect of the ITP Common Stock;

     (f) split, combine or reclassify any ITP Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of ITP Common Stock; or,

     (g) materially increase benefits or compensation expenses of ITP, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

          Orange and Netfone acknowledge and agree that, between the date of this Agreement and Closing, ITP-Lux and ITP may carry out certain matters which may constitute or result in one or more of the prohibited activities above, which matters are as follows: (i) the merger of Benelli Oil & Gas in ITP resolved on October 25, 2010; (ii) the establishment of the company SEC, wholly owned by ITP, to which will be contributed a certain lot of land located in Monte Cremasco; and (iii) the establishment of the company Cassina de' Pecchi, wholly owned by ITP, to which will be contributed a certain lot of land located in Cassina de' Pecchi. The parties expressly agree that the carrying out of such matters and activities by ITP-Lux and ITP are permitted, and not in violation of this Section 7.8 or other provision of this Agreement.

7.9 CERTAIN ACTS PROHIBITED - NETFONE. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Netfone will not, without the prior written consent of ITP-Lux:

     (a)  amend its articles, bylaws or other incorporation documents;

     (b) incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Netfone except in the ordinary course of business consistent with past practice as a "shell company" or otherwise in order to carry out the Transaction, it being understood that no liabilities in excess of $25,000 will be present at Closing;

     (c) dispose of or contract to dispose of any Netfone property or assets except in the ordinary course of business consistent with past practice as a "shell company";

     (d) agree to make any payment for benefits or employment compensation expenses of Netfone, agree to pay or make any compensation of any director, executive officer or other employee or pay any benefit or amount to any such person; or

     (d) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of the Netfone Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.

7.10 PUBLIC ANNOUNCEMENTS. Until the Closing Date, Orange, Netfone and ITP-Lux (and ITP-Lux shall cause ITP to agree) each agree that they will inform one another with respect to any releases, reports or statements or any public announcements relating to this Agreement or the Transaction contemplated herein (it being understood that ITP-Lux shall have the right to disclose to third parties (on ITP's website or otherwise) the terms of the transactions contemplated herein (including the identity of the parties herein), except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. ITP-Lux acknowledges that Netfone must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Netfone in meeting its obligations.

8. CLOSING

8.1 CLOSING. The Closing will take place on the Closing Date remotely via the exchange of documents and signatures or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for ITP-Lux, Orange and Netfone, provided such undertakings are satisfactory to each party's respective legal counsel.

8.2 CLOSING DELIVERIES OF ITP-LUX. At Closing, ITP-Lux will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Netfone:

     (a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of ITP-Lux evidencing approval of this Agreement and the Transaction;

     (b) share certificates representing the ITP Shares as required by Section 0 of this Agreement;

     (c) all certificates and other documents required by Section 0 of this Agreement;

     (d) a certificate of an officer of ITP-Lux, dated as of Closing, certifying that:

          (i) each respective covenant and obligation of ITP-Lux has been complied with, and

          (ii) each respective representation and warranty of ITP-Lux is true and correct at the Closing as if made on and as of the Closing (or if made as of a specific date, will be true, correct and complete in all respects as of such specific date); and

     (e) the ITP Documents and any other necessary documents, each duly executed by ITP-Lux, as required to give effect to the Transaction.

8.3 CLOSING DELIVERIES OF NETFONE. At Closing, Netfone will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to ITP-Lux:

     (a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Netfone and Orange evidencing approval of this Agreement and the Transaction;

     (b)  share certificates representing the Netfone Shares;

     (c) all certificates and other documents required by Section 0 of this Agreement;

     (d) a certificate of an officer of Netfone and Orange, as applicable and each with respect to itself only, dated as of Closing, certifying that:

          (i) each covenant and obligation of Netfone and Organe has been complied with, and

          (ii) each representation and warranty of Netfone and Orange is true and correct at the Closing as if made on and as of the Closing (or if made as of a specific date, will be true, correct and complete in all respects as of such specific date); and

     (e) the Netfone Documents and any other necessary documents, each duly executed by Netfone, as required to give effect to the Transaction.

8.4 WARRANT ISSUANCE ON CLOSING. Netfone will issue to Orange or its assigns at or before the time of Closing the following warrants each exercisable for one common share which will be non-cancellable and will be exercisable for a period of 4 years from Closing:

     (a) One point five (1.5%) percent of the Closing Share Capital amount exercisable at a price which equals seventy five million US dollars ($75,000,000) divided by the Closing Share Capital; (estimated to be 541,613 warrants with an exercise price of $2.08) and

     (b) One point five (1.5%) percent of the Closing Share Capital amount exercisable at a price which equals one hundred million US dollars ($100,000,000) divided by the Closing Share Capital (estimated to be 541,613 warrants with an exercise price of $2.77).

9. TERMINATION

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

     (a)  mutual agreement of Netfone and ITP-Lux;

     (b) Netfone, if there has been a material breach by ITP-Lux of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of ITP-Lux that is not cured, to the reasonable satisfaction of Netfone, within ten business days after notice of such breach is given by Netfone (except that no cure period will be provided for a breach by ITP-Lux that by its nature cannot be cured);

     (c) ITP-Lux, if there has been a material breach by Orange of any material representation, warranty, covenant or agreement of Orange set forth in this Agreement, or if there has been a material breach by Netfone of any material covenant or agreement of Netfone, that is not cured, to the reasonable satisfaction of ITP-Lux, within ten business days after notice of such breach is given by ITP-Lux (except that no cure period will be provided for a breach by Netfone that by its nature cannot be cured);

     (d) Netfone or ITP-Lux, if the Transaction contemplated by this Agreement has not been consummated prior to March 31, 2011, unless Netfone and ITP-Lux agree to extend such date in writing; or

     (e) Netfone or ITP-Lux, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 0 hereto, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10. INDEMNIFICATION, REMEDIES, SURVIVAL

10.1 CERTAIN DEFINITIONS. For the purposes of this Section 0, the terms "LOSS" and "LOSSES" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $50,000 but no more than $1,000,000, but excluding any indirect, consequential or punitive damages suffered by Orange or ITP-Lux including damages for lost profits or lost business opportunities.

10.2 ITP-LUX INDEMNITY. ITP-Lux will indemnify, defend, and hold harmless Orange and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Orange by reason of, resulting from, based upon or arising out of:

     (a) any breach of a representation or warranty of ITP-Lux contained in or made pursuant to this Agreement, any ITP Document or any certificate or other instrument delivered pursuant to this Agreement; and

     (b) the breach by ITP-Lux of any covenant or agreement of ITP-Lux made in or pursuant to this Agreement, any ITP Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3 ORANGE INDEMNITY. Orange will indemnify, defend, and hold harmless ITP-Lux and its shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by ITP-Lux by reason of, resulting from, based upon or arising out of:

     (a) any breach of a representation or warranty of Orange contained in or made pursuant to this Agreement, any Transaction Document or any certificate or other instrument delivered pursuant to this Agreement; or

     (b) the breach by Orange of any covenant or agreement of such party made in or pursuant to this Agreement, any Transaction Document or any certificate or other instrument delivered pursuant to this Agreement.

10.4 NETFONE INDEMNITY. Netfone will indemnify, defend, and hold harmless ITP-Lux and its shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by ITP-Lux by reason of, resulting from, based upon or arising out of:

     (a) any breach of a representation or warranty of Netfone contained in or made pursuant to this Agreement, any Transaction Document or any certificate or other instrument delivered pursuant to this Agreement; or

     (b) the breach by Netfone of any covenant or agreement of such party made in or pursuant to this Agreement, any Transaction Document or any certificate or other instrument delivered pursuant to this Agreement.

11. GENERAL

11.1 EFFECTIVENESS OF REPRESENTATIONS; SURVIVAL. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

11.2 FURTHER ASSURANCES AND PROVISION OF INFORMATION. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4 EXPENSES. Each of ITP-Lux, Orange and Netfone will pay its own legal and other costs of the transactions contemplated by this Agreement. ITP-Lux shall pay the costs of the audit of ITP and Netfone shall pay its costs of complying with applicable US laws and stock exchange regulations and of the carrying out all activities required to be conducted by Netfone prior to Closing.

11.5 ENTIRE AGREEMENT. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6 NOTICES. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications will be deemed to have been received:

     (a)  in the case of personal delivery, on the date of such delivery;

     (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

     (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

     (d)  in the case of mailing, on the fifth business day following mailing.

11.7 HEADINGS. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8 BENEFITS. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9 ASSIGNMENT. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval will not be unreasonably withheld by any of the parties to this Agreement.

11.10 FORCE MAJEURE. The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties' reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

11.11 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein and the courts thereof will have non-exclusive jurisdiction over any disputes relating hereto.

11.12 GENDER. All references to any party will be read with such changes in number and gender as the context or reference requires.

11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.14 FACSIMILE EXECUTION. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

11.15 INDEPENDENT LEGAL ADVICE. All parties confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of any party or its advisors with respect the legal effects of this Agreement.

11.16 SCHEDULES AND EXHIBITS. The schedules and exhibits that are attached to this Agreement are incorporated herein. Each party shall have the right to supplement such schedules and exhibits, including the disclosures, until the Closing Date.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NETFONE INC.


Per: /s/ Charles El Moussa
    ---------------------------------
    Authorized Signatory
    Name:
    Title:

ITP OIL & GAS INTERNATIONAL S.A.


Per: /s/ Manfredi Mazziotti
    ---------------------------------
    Authorized Signatory
    Name:
    Title:

ORANGE CAPITAL CORP.


Per: /s/ Hani Zabaneh
    ---------------------------------
    Authorized Signatory
    Name:
    Title:

                                   SCHEDULE 2

          TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 23, 2010 AMONG
                          NETFONE, ORANGE AND ITP-LUX

                          DIRECTORS AND OFFICERS OF ITP

Name and Positions held

Manlio   Mazziotti   di  Celso,   Director   and   President  of  the  Board  of
DirectorsSimona Spreca, Director and Chief Executive Officer

Gianfranco Turrini, Director and Vice-President of the Board of Directors

Massimo Manzo, Regular Auditor and President of the Board of Auditors

Anna Maria Restante, Regular Auditor

Fabio Casasoli, Regular Auditor

Alessia Bastiani, Alternate Auditor

Fabio Nuzzo, Alternate Auditor

Lorena Conti Auditor (Revisore dei Conti)

                                   SCHEDULE 3

          TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 23, 2010 AMONG
                         NETFONE, ORANGE AND ITP-LUX P

                        DIRECTORS AND OFFICERS OF NETFONE

Name and Positions held

Charles El-Moussa, President, Secretary, Treasurer and director

   SCHEDULE 4.4. TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 23, 2010 AMONG
                          NETFONE, ORANGE AND ITP-LUX

                          NETFONE SHAREHOLDERS' LEDGER

                                   SCHEDULE 10

          TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 23, 2010 AMONG
                          NETFONE, ORANGE AND ITP-LUX

                              FINANCIAL STATEMENTS

                                   SCHEDULE 11

          TO THE SHARE EXCHANGE AGREEMENT DATED DECEMBER 23, 2010 AMONG
                          NETFONE, ORANGE AND ITP-LUX

SHARE CAPITAL PRE-CLOSING

Authorized shares:         100,000,000 common shares par value $0.001
                           20,000,000 preferred shares par value $0.001

Shares outstanding:        12,658,000 (7,840,000 restricted shares).
                           No preferred shares outstanding.

CLOSING TRANSACTIONS

Reverse Stock Split: 1 for 2.4 current common shares
Increase of Authorized Capital to 1,000,000,000 common shares.
Restricted Shares reduced from 7,840,000 to 3,266,670
Cancellation of 3,166,670 of remaining restricted shares leaving 100,000 restricted shares.
Issuance of 34,000,000 common shares for ITP

SHARE CAPITAL POST CLOSING

Authorized shares:         1,000,000,000 common shares par value $0.001
                           20,000,000 preferred shares par value $0.001

Non restricted shares outstanding 2,007,500.

Affiliate restricted shares remaining outstanding 100,000.

Shares issued to ITP Oil & Gas 34,000,000 (94%).

Total outstanding common shares 36,107,500.

No preferred shares outstanding.

"Closing Share Capital" means 36,107,500 common shares.

Outstanding Warrants to Orange Capital Corp: 541,613 with an exercise price of $2.08 and 541,613 with an exercise price of $2.77.